Exhibit 99.1

Virtusa Announces Fourth Quarter and Fiscal Year 2010 Consolidated Financial Results

•                  Fourth quarter 2010 revenue of $47.8 million increased 15% year-over-year and 14% in constant currency.  Fourth quarter EPS of $0.15.

•                  Full year 2010 revenue of $164.4 million decreased 5% year-over-year and 4% in constant currency.  Full year 2010 EPS of $0.50.

•                  Added 11 new clients during the fourth quarter; ended the fiscal year with 68 active clients.

Westborough, MA — (May 12, 2010) — Virtusa Corporation (NASDAQ: VRTU), a global information technology (IT) services company that provides IT consulting, technology implementation and application outsourcing services through an enhanced global delivery model, today reported consolidated financial results for the fourth quarter and fiscal year ended March 31, 2010, inclusive of the acquisitions of InSource, LLC and ConVista Consulting, LLC which were completed on November 4, 2009 and February 1, 2010 respectively.

Fourth Quarter Fiscal 2010 Consolidated Financial Results

Revenue for the fourth quarter of fiscal 2010 was $47.8 million, an increase of 15% sequentially and year-over-year. On a constant currency basis (1), fourth quarter revenue increased 16% sequentially and 14% year-over-year.

Virtusa reported income from operations of $3.2 million for the fourth quarter of fiscal 2010, a decrease compared to $3.4 million for the third quarter of fiscal 2010, and a decrease compared to $3.9 million for the fourth quarter of fiscal 2009. Income from operations for the fourth quarter of fiscal 2010 includes transaction and integration costs associated with the acquisition of ConVista Consulting.

Net income for the fourth quarter of fiscal 2010 was $3.6 million, or $0.15 per diluted share, an increase compared to $2.9 million, or $0.12 per diluted share, for the third quarter of fiscal 2010 and was unchanged from the fourth quarter of fiscal 2009.

The Company ended the fourth quarter of fiscal 2010 with $96.0 million of cash, cash equivalents, short-term investments and long-term investments (2), net of $24.8 million used for the acquisition of ConVista Consulting and $0.5 million related to contingent, earn-out consideration for the InSource acquisition.

Fiscal Year 2010 Consolidated Financial Results

For the fiscal year ended March 31, 2010, revenue decreased 5%, to $164.4 million, compared to the fiscal year ended March 31, 2009.  On a constant currency basis (1), fiscal year 2010 revenue decreased 4% year-over-year.

Virtusa reported income from operations of $12.9 million for fiscal year 2010, an increase compared to $10.0 million for fiscal year 2009.  Fiscal year 2010 income from operations includes transaction and integration costs associated with the acquisitions of InSource and ConVista Consulting.

Net income for fiscal year 2010 was $12.1 million, or $0.50 per diluted share, both unchanged from fiscal year 2009.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “The overall business environment improved during the fourth quarter as companies returned to investing in support of their strategic initiatives.  In fiscal year 2011, we will continue to enable business transformation for our clients through IT platforming and application rationalization. We enter the 2011 fiscal year with a high quality client base, expanded solutions offerings and enhanced IT consulting capabilities, strengthening our ability to capture growth.”

Ranjan Kalia, Chief Financial Officer, said, “In fiscal year 2010, our business momentum increased and we returned to sequential revenue growth in the second half of the fiscal year, both organically and from our recent acquisitions.”  Mr. Kalia added, “In fiscal year 2011, we expect top line and earnings per share growth, even after absorbing the significant impact of acquisition-related amortization.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  First quarter fiscal 2011 revenue is expected to be in the range of $49.8 to $52.3 million, with diluted EPS of $0.10 to $0.14.

•                  Fiscal year 2011 revenue is expected to be in the range of $201 to $215 million, with diluted EPS of $0.57 to $0.73.

The Company’s first quarter and fiscal year 2011 diluted EPS estimates assume an average share count of approximately 24.2 million (assuming no further exercises of stock-based awards) and assume a stock price of $9.54, which was derived from the average closing price of the Company’s stock over the five trading days ended on May 11, 2010.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, May 12, 2010 at 5:00 pm Eastern time to discuss the Company’s fourth quarter and full fiscal year 2010 financial results, current financial guidance, and other corporate developments.   To access this call, dial 877-719-9795 (domestic) or 719-325-4869 (international).  A replay of this conference call will be available through May 19, 2010 at 888-203-1112 (domestic) or 719-457-0820 (international).  The replay passcode is 4475627.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa Corporation

Virtusa is a global information technology (IT) services company providing IT consulting, technology implementation and application outsourcing services. Using its enhanced global delivery model, innovative platforming approach and industry expertise, Virtusa provides high-value services that enhance clients’ business performance, accelerate time-to-market, increase productivity and improve customer experience.

Founded in 1996 and headquartered in Massachusetts, Virtusa has offices in the United States and the United Kingdom, and global delivery centers in India and Sri Lanka.

“Virtusa” is a registered trademark of Virtusa Corporation.

(1)           To determine year-over-year constant currency revenue for the Company’s fourth quarter of fiscal 2010, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended March 31, 2009 of 1.43 U.S. dollars to U.K. pounds sterling, rather than the actual average exchange rate in effect for the three months ended March 31, 2010 of 1.54 U.S. dollars to U.K. pounds sterling.  To determine sequential revenue change in constant currency for the Company’s fourth quarter of fiscal 2010, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended December 31, 2009 of 1.63 U.S. dollars to U.K. pounds sterling, rather than the actual average exchange rate in effect for the three months ended March 31, 2010 of 1.54 U.S. dollars to U.K. pounds sterling.

(2)           The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be the most meaningful indicator of the Company’s liquidity. All of the Company’s investments, other than certain auction-rate securities, are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Regulation G promulgated by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide meaningful insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail).  Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) above for further detail).   While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the acquisition of new clients and growth of our business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  Virtusa’s ability to assimilate and integrate the operations of InSource and ConVista Consulting; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions within expected time-frames or at all; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to expand its business or effectively manage growth; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team, increasing competition in the IT services outsourcing industry; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to attract and retain clients and meet their expectations; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Media Contact:

Liz Shulof
Greenough Communications
617-275-6522
lshulof@greenoughcom.com

Investor Contact:

Staci Strauss Mortenson or Kori Doherty

ICR

staci.mortenson@icrinc.com, 203-682-8273

kori.doherty@icrinc.com, 617-956-6730

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31, 2010	March 31, 2009

Assets:
Cash and cash equivalents	$43,851	$55,698
Short-term investments	27,820	23,333
Accounts receivable, net	31,160	28,244
Unbilled accounts receivable	6,123	4,005
Prepaid expenses	3,451	5,050
Deferred income taxes	540	4,139
Restricted cash	3,225	—
Other current assets	7,100	5,668
Total current assets	123,270	126,137

Property and equipment, net	24,525	19,680
Long-term investments	24,309	28,054
Restricted cash	953	3,489
Deferred income taxes	5,865	5,040
Intangible assets, net	12,697
Goodwill	19,090	—
Other long-term assets	5,164	4,623
Total assets	$215,873	$187,023

Liabilities:
Accounts payable	$6,769	$5,499
Accrued employee compensation and benefits	8,949	9,520
Accrued expenses and other	13,575	15,128
Deferred revenue	685	1,016
Income taxes payable	925	151
Total current liabilities	30,903	31,314
Other long-term liabilities	3,176	3,123
Total liabilities	34,079	34,437

Stockholders’ equity	181,794	152,586
Total liabilities and stockholders’ equity	$215,873	$187,023

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except per share amounts, unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2010	2009	2010	2009

Revenue	$47,808	$41,437	$164,365	$172,942
Costs of revenue	28,413	23,402	94,142	105,100
Gross profit	19,395	18,035	70,223	67,842
Total operating expenses	16,173	14,132	57,330	57,864

Income from operations	3,222	3,903	12,893	9,978

Other income (expense):
Interest income, net	506	559	1,895	2,643
Foreign currency transaction gains (losses)	(578)	(172)	(1,830)	293
Other, net	(21)	(110)	(9)	(48)
Total other income (expense)	(93)	277	56	2,888

Income before income tax expense (benefit)	3,129	4,180	12,949	12,866
Income tax expense (benefit)	(454)	562	820	809

Net income	$3,583	$3,618	$12,129	$12,057

Net income per share of common stock:
Basic	$0.15	$0.16	$0.52	$0.53
Diluted	$0.15	$0.15	$0.50	$0.50
Weighted average number of common shares outstanding
Basic	23,384,316	22,494,944	23,153,973	22,763,759
Diluted	24,220,740	23,605,593	24,032,675	24,136,716

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Year Ended
	March 31,
	2010	2009
Cash flows provided by operating activities:
Net income	$12,129	$12,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,286	4,406
Share-based compensation expense	3,377	3,772
Gain on disposal of property and equipment and investments	(27)	(18)
Deferred income taxes, net	(1,435)	(842)
Foreign currency losses, net	1,830	(293)
Net changes in operating assets and liabilities:
Accounts receivable, net	(2,349)	(485)
Prepaid expenses and other current assets	2,580	(2,036)
Other long-term assets	(2,381)	644
Accounts payable	(9)	7,719
Accrued employee compensation and benefits	(916)	685
Accrued expenses—other	(811)	1,123
Deferred revenue	601	715
Excess tax benefits from stock option exercises	(206)	(391)
Income taxes payable	459	352
Other long-term liabilities	449	(1,797)
Net cash provided by operating activities	18,577	25,611
Cash flows used for investing activities:
Purchase of short-term investments	(7,696)	(16,068)
Proceeds from sale or maturity of short-term investments	32,353	52,880
Purchase of long-term investments	(39,524)	(37,925)
Proceeds from sale or maturity of long-term investments	14,740	7,236
Purchase of property and equipment	(4,036)	(10,191)
Proceeds from sale of property and equipment	40	12
Acquisition of businesses, net of cash acquired	(28,483)	—
Decrease (increase) in restricted cash	(575)	586
Net cash used for investing activities	(33,181)	(3,470)
Cash flows provided by (used for) financing activities:
Purchase of treasury stock	—	(7,802)
Proceeds from exercise of common stock options	1,795	2,227
Payment of contingent consideration related to acquisitions	(450)	—
Excess tax benefits from stock option exercises	206	391
Principal payments on capital lease obligation	(4)	(6)
Net cash provided by (used for) financing activities	1,547	(5,190)
Effect of exchange rate changes on cash and cash equivalents	1,210	(2,300)
Net increase (decrease) in cash and cash equivalents	(11,847)	14,651
Cash and cash equivalents, beginning of period	55,698	41,047
Cash and cash equivalents, end of period	$43,851	$55,698

Supplemental Non-GAAP Financial Information as of March 31, 2010 and 2009

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$43,851	$55,698

Short-term investments	27,820	23,333
Long-term investments	24,309	28,054
Total short-term and long-term investments, end of period	52,129	51,387

Total cash and cash equivalents, short-term investments and long-term investments	$95,980	$107,085